CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Financial Highlights" and "Service Providers" and "Financial Statements" and to the incorporation by reference of our report dated December 4, 2000 in this Registration Statement (Form N-1A No. 33-17604) of The Treasurer's Fund, Inc.

/S/ ERNST & YOUNG LLP

New York, New York
February 26, 2001

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